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                                                                   EXHIBIT 1.1.1

                               AMENDMENT NO. 1 TO
                            DEALER MANAGER AGREEMENT

      This AMENDMENT NO. 1 TO DEALER MANAGER AGREEMENT (this "Amendment") effective as of November 16, 2006, is by and between NNN Healthcare/Office REIT, Inc. (the "Company") and NNN Capital Corp. (the "Dealer Manager").

                                   WITNESSETH:

      WHEREAS, the Company and the Dealer Manager entered into that certain Dealer Manager Agreement on September 20, 2006 (the "Agreement"), whereby the Dealer Manager agreed to provide certain distribution services to the Company as more specifically provided therein; and

      WHEREAS, pursuant to and in accordance with Section 16 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

      NOW THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.    DEFINED TERMS; REFERENCES.

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall, after the date hereof, refer to the Agreement as amended hereby.

2.    AMENDMENTS.

      2.1 The fourth paragraph of Section 5.1 is hereby amended and replaced in its entirety with the following:

            "No selling commissions or marketing support fees will be paid, and the per Share cash price shall be reduced to $9.05, in connection with Shares sold to executive officers and directors of the Company, as well as officers and employees of the Advisor and its affiliates."

      2.2 The fourth sentence of the seventh paragraph of Article IV to Exhibit A to the Agreement (the Participating Broker-Dealer Agreement) is hereby amended and replaced in its entirety with the following:

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            "In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of the marketing support fee earned on the proceeds raised by a Dealer for sales of Shares in the primary offering of up to 1.5% of such proceeds."

3.    TITLES AND HEADINGS.

      The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

4.    SEVERABILITY.

      The invalidity of any portion of this Amendment shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

5.    COUNTERPARTS AND RECOGNITION OF FACSIMILE SIGNATURES.

      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Additionally, both parties acknowledge and agree that a facsimile signature to this Agreement will be recognized and accepted as an original signature.

6.    APPLICABLE LAW.

      The parties agree that this Amendment shall be governed by the provisions of Section 8 of the Agreement.

                            [Signatures on next page]

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      IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to
Dealer Manager Agreement to be executed effective as of the date first written above by their respective officers thereunto duly authorized.

                              NNN HEALTHCARE/OFFICE REIT, INC.


                              By: /s/ Scott D. Peters
                                  --------------------------------------
                                      Scott D. Peters
                                      Chief Executive Officer


                              NNN CAPITAL CORP.


                              By: /s/ Kevin K. Hull
                                  --------------------------------------
                                      Kevin K. Hull
                                      President and Chief Executive Officer